Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256073) pertaining to the Capital One Financial Corporation Associate Savings Plan of our report dated June 23, 2023, with respect to the financial statements and supplemental schedule of the Capital One Financial Corporation Associate Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Tysons, Virginia
June 23, 2023